Exhibit 99.1

Cadence Financial Corporation Holds Annual Meeting

Shareholders Elect 12 Directors – Approve Increase in Authorized Shares

STARKVILLE, Miss.--(BUSINESS WIRE)--May 25, 2010--Cadence Financial Corporation (NASDAQ: CADE), a bank holding company whose principal subsidiary is Cadence Bank, N.A., today announced that shareholders elected twelve directors and approved an increase in the number of authorized shares of common stock to 140.0 million. In other business at the meeting, shareholders ratified T.E. Lott & Company as the Company’s independent registered public accounting firm and approved a non-binding advisory vote on the compensation of the company’s executives.

At the meeting, shareholders elected the following as directors to serve for a one-year term:

  Mark A. Abernathy – President and Chief Operating Officer, Cadence Financial Corporation
  David C. Byars – President, Byars Furniture and David Byars Properties
  Robert S. Caldwell, Jr. – President, Caldwell Furniture & Properties and Brownwell Realty
  Robert L. Calvert, III – President, Calvert Spalding Engineers, Inc.
  Robert A. Cunninghan – Managing Partner, Valley Farm
  J. Nutie Dowdle – Chairman of the Board, Dowdle Enterprises
  James C. Galloway, Jr. – Partner, Galloway-Chandler-McKinney Insurance Agency
  Clifton S. Hunt – President, Standard Construction Company, Inc.
  Lewis F. Mallory, Jr. – Chairman and CEO, Cadence Financial Corporation
  Allen B. Pucket, III – President and CEO, Columbus Brick Corporation
  Sammy J. Smith – President, Smith & Byars Men’s Clothing
  H. Stokes Smith – National Sales Manager (retired), The Westmont Corporation

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.9 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258
www.cadencebanking.com